IN PURSUANCE OF THIS SHORT FORMS OF LEASES ACT

THIS LEASE, dated as of __________ is made and entered into by the Landlord, Tenant and Indemnifier, if any, named herein who, in consideration of the covenants herein contained, agree as follows:

ARTICLE 1- BASIC TERMS, SCHEDULES, DEFINITIONS

1.01

BASIC TERMS

a)

Landlord:

OGEN INVESTMENTS INC.

Address of Landlord:

c/o 478 Champagne Drive, North York, ON  M3J 2T9

Tel: 416-638-8663    Fax: 416-638-8848

b)

Tenant:

NANO ESSENTIALS INC.

Address of Tenant:

33 Harbour  Square #2409, Toronto, ON

Tel: 416-918-7037  Fax: _______________

c)

Demised Premises:

488-492 Champagne Drive, North York, ON  M3J 2T9

(The “building”, the “Premises” or the “Development”

d)

Floor Area:

4,275 square feet

First Day of Term:

June 1, 2012

Termination Date:

May 31, 2017

e)

Rent

Term	Rent per sq. ft	Rent per month Semi-gross	Rent per Annum Semi-gross
06/01/2012 – 05/31/2013	$14.00	$4,987.50 + HST	$59,850.00 + HST

06/01/2013 – 05/31/2014	$15.00	$5,343.75 + HST	$64,125.00 + HST

06/01/2014 – 05/31/2015	$16.00	$5,700.00 + HST	$68,400.00 + HST

06/01/2015 – 05/31/2016	$16.00	$5,700.00 + HST	$68,400.00 + HST

06/01/2016 – 05/31/2017	$16.00	$5,700.00 + HST	$68,400.00 + HST

f)

Use of Premises:

The Lease premise shall not be used for any other purpose than office and labs. The tenant agrees that the premises may not be used for any other purpose without prior written consent of the Landlord.

g)

Deposits:

The Landlord hereby acknowledges receipt from the Real Estate Trust account on behalf of the Tenant of Sixteen Thousand Nine Hundred Seven & 64/100 ($16,907.64) to be applied on account of rentals owing for the first month’s rent and the Last Two Month’s rent including HST.

The foregoing Basic terms are hereby approved by the parties and that reference in this Lease to any of the Basic Terms shall be construed to include the provisions set forth above as well as all of the additional terms and conditions of the applicable Sections of this Lease where such Basic Terms are more fully set forth.

Demise

1.

IN CONSIDERATION of the rents, covenants, and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the landlord hereby demises and leases unto the Tenant the Demised Premises, and together with the right to use the common outside areas and facilities in common with other users of the building.  The building adjacent lands and common areas are hereinafter referred to as the “building”, or “buildings” or “Developments”.

Term

2.

TO HAVE AND TO HOLD the Demised Premises for and during the term as set forth in the Basic Terms.  The Tenant acknowledges and agrees that it has inspected the Demised Premises and agrees to accept the same as in “as is” condition.

Rent

3.

YIELDING AND PAYING THEREFORE yearly and every year during the term hereby granted unto the Landlord rent as set out in the Basic Terms.  Each monthly installment is to be paid in advance on the first (1st) day of such and every month during the term hereof.  In the event the commencement date is other than the first (1st) day of the month, the Tenant shall pay its rent prorated for the period until the first (1st) day of the following month at which time the regular Rent payment shall be made.    The tenant shall provide the Landlord with 12 postdated cheques at the beginning of each term for the year.

Tenant’s Covenants

4.

THE TENANT COVENANTS AND AGREES with the Landlord as follows:

a)

To pay rent when due;

Use

b)

To use the Demised Premises only for use set out in the Basic Terms and for no other purposes;

Additional Rentals

c)

Save and except for utility charges attributed to the Premises as separately metered, the rent payable is gross and includes realty taxes and the Tenant’s proportionate share of common area costs and building operating expenses, water usage, repair and replacement for equipment serving the Premises;

Taxes

d)

If the system of assessing realty taxes changes whereby the taxes formerly payable by the Tenant become payable by the Landlord, the Tenant shall pay the amounts necessary to avoid the increase in taxes to the Landlord.  The Tenant shall not have the right to appeal any taxes or assessments.  If the Tenant changes its use which would have the effect of increasing the Taxes payable, the Tenant shall be responsible for payment of any such increased taxes upon request of the Landlord as additional rent.  The Tenant shall pay when due any sales tax, Harmonized Sales tax, value-added tax, business transfer tax or similar rates, duties, assessments or levies to the Landlord on account of the rents payable by the Tenant.  A failure to pay the Harmonized Sales Tax shall be a default of the Lease and shall be treated as if it were a failure to pay rent but the Harmonized Sales Tax shall not be deemed to be rent for the purpose of calculating the amount of Harmonized Sales Tax eligible;

Utilities

e)

In each and every year during the term hereof, satisfy and discharge directly or indirectly all charges in connection with electrical current, gas, rental charges for gas or electrically operated hot water heaters and other public or private utilities or services extraordinary as well as ordinary, supplies at any time to the Demised Premises;

Indemnity for Non-payment by Tenant

f)

To indemnify and keep indemnified the Landlord in respect of non-payment all losses, costs, charges, penalties and expenses, occasioned by or arising from, the non-payment of any and every tax, rate, assessment, charge, expense, or fee, including any business or similar tax assessed against the Tenant or any subtenant or licensee or other persons occupying the Demised Premises or any part thereof, which is the responsibility of the Tenant to pay, and provided that the same shall be a charge on the Demised Premises or in any way the ultimate responsibility of the Landlord, unless the same shall have already been paid by the Tenant to the Landlord, and provided that the same shall not be of a kind personal to the Landlord, such as taxes on the income of the Landlord;

Repairs, Alterations and Maintenance

g)

At its own expense, to properly carry out all repairs, maintenance, replacements, and painting of the Demised Premises and including any stairs or platforms leading thereto and to repair and maintain the Demised Premises, and any plate glass thereon.  Provided, however, the Landlord shall have the option to carrying out such repairs, replacement and maintenance on behalf of the Tenant and collecting the cost thereof together with an administration fee of 15% of such costs, as additional rent;

Provided that the Tenant shall have the right from time to time to make alterations and changes in the interior of the Demised Premises as it may find necessary for its purposes and at its own expense, provided that the plans for such alterations or changes shall be delivered to the Landlord and the consent of the Landlord in writing shall first be obtained, such consent not to be unreasonably withheld or delayed by the Landlord, shall restore the interior of the Demised Premises to its former condition immediately prior to the installation of such alterations or changes, reasonable wear and tear excepted, not inconsistent with the maintenance of such standard fixtures as may have been installed by the Landlord, and if not so requested, any such changes or alterations shall become the property of the Landlord;

Tenant’s Insurance

h)

At its own expense, to take out and maintain property damage to the replacement value of its leasehold improvements, public liability of not less than $2,000,000.00 per incident, and plate glass insurance, business interruption insurance, and any other coverage stipulated by the Landlord acting reasonably and consistent with policies obtained by prudent tenants of similar business, in the names of the Landlord and the Tenant, and in form, amount and with insurance carriers satisfactory to the Landlord and containing a waiver of subrogation against the Landlord and severability of interest and cross-liability endorsements.  The Tenant shall renew each policy’s insurance not less than fourteen (14) days prior to the expiration of the term thereof, and forward to the Landlord certificates of insurance evidencing the policies in effect; Occupancy will not be granted prior to Landlord receiving Certificate of Insurance.

Comply With By-laws, etc

i)

To promptly comply with and conform to the requirements of all applicable statues, laws, by-laws regulations, ordinances, and orders from time to time, or any time in force during the term hereof and affecting the condition, equipment, maintenance, use or occupation of the Demised Premises and with every applicable regulation, order and requirement of the Canadian Fire Underwriters Association, or any body having a similar function or of any liability or fire insurance company by which the Landlord and Tenant or either of them may be insured at any time during the term hereof. The Tenant shall not do or permit to be done any act of or thing whereby the insurance coverages or any of them hereinbefore contemplated may be increased in premium or cancelled by the insurer, or the Demised Premises shall be rendered uninsurable, and if by reason of any act done or permitted or omission, as the case may be, by the Tenant, the said insurance coverages or any of them shall be increased in premium, then the Tenant shall be liable to pay all of such increase in premium, with respect to the entire coverages and this notwithstanding that the Tenant occupies only a portion of the building or buildings covered by such coverages, and if the Demised Premises shall be rendered uninsurable or if the said insurance coverages or any of them shall be cancelled by reason of any act done or permitted, or omission, as the case may be, by the Tenant, and shall not be susceptible of being replaced then the Landlord, after giving the Tenant at least seven (7) days within which to replace the insurable coverage or coverages shall, at its absolute discretion have the right to determine that the term hereof has expired and in such event the Tenant shall deliver up possession of the Demised Premises as if the term of this lease had expired;

For the purposes hereof:

“Environmental Laws” shall mean laws, by-laws, regulations, ordinances, or statutes of Ontario any governmental authority having jurisdiction over the Demised Premises relating to protection of the environment or health and safety.

“Noxious Substance” shall mean a concentration of any substance defined as a contaminent pursuant to Environmental Laws.

The Tenant shall at all times comply with all Environmental Laws and not permit the release of any Noxious Substance and shall indemnify and save the Landlord harmless from any breach thereof. In the event that as a result of an act or omission of the Tenant, its employees, agents, contractors, invitees, or other person for whom the Tenant is at law responsible, there is a breach of any Environmental Law or the release of any Noxious Substance, the Landlord shall have the right to enter upon the Demised Premises and rectify such situation and the Tenant shall forthwith upon demand pay the cost of such rectifications plus 15% for the Landlord’s administration fee. This provision shall survive the termination of this Lease. In the event that the said breach adversely effects the use of other premises within the building or is of a continuing nature, the Landlord shall in addition to any other rights it may have, have the right to terminate the Lease.

Notice to Landlord of Defect

j)

In the event of the observance of any apparent structural defect or material damage to the Demised Premises by any cause, to give notice in writing to the Landlord of such defect or damage forthwith upon the same becoming known to the Tenant; provided that if such defect or damage becomes known to the Tenant or reasonably should have been observed by the Tenant  and the Tenant fails to give notice thereof to the Landlord, the Tenant shall be liable for such of the costs incurred by the Landlord in repairing the said defect or damage as can be shown to be directly attributable to the actions of the Tenant or those for whom, in law, the Tenant is responsible (including failure to give such notice) after such defect or damage become known to the Tenant or reasonably should have been observed by the Tenant;

Entry View State of Repair

k)

To permit the Landlord at all reasonable times and upon reasonable notice (and at all times in cases of emergency) without interfering with the Tenant’s Business to enter upon and view the state of repair and maintenance of the Demised Premises, and to inspect the heating and air-conditioning

Units, the plumbing, boilers and pressure vessels thereon, and to comply with all reasonable requirements of the Landlord with respect to the care, maintenance and repair thereof;

Surrender

l)

Upon the expiration of the term hereby granted, the Tenant will peaceably surrender, quit and deliver up the Demised Premises to the Landlord in a good state of repair and maintenance, reasonable wear and tear, damage by fire, lightening, tempest and acts of God excepted. Provided the Landlord may elect that any or all installations made or installed by or on behalf of the Tenant be removed upon the expiration of the term and it shall be the Tenant’s obligation to restore the Demised Premises to the condition they were in previous to said alteration, installation, addition, partition, etc. Said removal and restoration shall be at the sold expense of the Tenant;

Keep Clean

m)

At its own expense to keep entrance ways and all steps and platforms leading to the Demised Premises clear of all snow, ice and debris;

Nuisance

n)

That it will not carry on, or permit to be carried on in or about the Demised Premises any business or activity which shall be deemed upon reasonable grounds to be a nuisance, nor will it omit to do or permit to be omitted to be done anything in respect of the Demised Premises, the omission of which shall upon reasonable grounds, be deemed to be a nuisance;

Inspection

o)

During the term hereby granted the Landlord and its prospective purchasers, mortgages or Tenants may inspect the Demised Premises or any parts thereof at reasonable times and upon reasonable notice on producing an order to that effect signed by the Landlord, if any, and provided that the Tenant may elect to cause its employees or agents to be present at the time of such inspection and provided that such inspection does not interfere with the Tenant’s Business;

Heating

p)

To assume the sole responsibility for and the gas and energy cost of the heating and air-conditioning of the Demised Premises;

Assignment or Sub-letting

q)

1. The Tenant will not assign or sub-let or part with the possession of all or part of the Demised Premises without leave of the Landlord, which leave shall not be unreasonably or arbitrarily withheld or delayed; provided however, such leave to any assignment or sub-letting shall not relieve the Tenant from its obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions herein contained. Any assignment or transfer of voting control of a corporate Tenant shall be deemed to be an assignment within the meaning of this paragraph requiring the Landlord’s prior approval.

Such assignment shall however not relieve the Tenant from its obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms, and conditions herein contained. It shall not be unreasonable for the Landlord to require as a condition of granting consent, the giving of personal guarantees and/or the provision of additional security for the payment of rents or the increase of the base rental to the then current fair market rate. The Tenant shall pay to the Landlord any consideration received by it by way of increased rental or by other payment attributable to the Demised Premises in excess of the fair market value of the Tenant’s fixtures;

2. No assignment or sublease of the within Lease shall be valid unless, the Tenant shall deliver to the Landlord:

•

Duplicate original of such assignment or sublease duly executed by the Tenant;

•

Instrument duly executed by the assignee or subtenant, in a form satisfactory to the Landlord wherein such assignee shall assume the Tenant’s obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions herein contained; and

•

Payment by the Tenant of the Landlord’s consent fee of $300.00;

Not to Alter Structure

r)

That it will not place anything on the roof or in any way make any opening in the roof for stacks or other purposes, or in any way alter the walls or structure of the Demised Premises without the written consent of the Landlord, which may be unreasonably or arbitrarily refused;

Refuse

s)

That it will not use any garbage or other containers unless approved by the Landlord or allow any ashes, refuse, garbage or other loose materials to accumulate in or about the Demised Premises or stock or cause to be stored outside of the Unit any of its inventory or stock-in-trade or raw materials;

Plate Glass

t)

The Tenant shall pay the cost of replacement with as good quality and size of any glass broken on the Demised premises including outside windows and doors of the perimeter of the Demised Premises (including perimeter windows in the exterior walls) during the continuance of this Lease, unless the glass shall be broken by the Landlord, its servants, employees, or agents on its behalf;

Repairs to Common Systems

u)

The Tenant acknowledges that the lands and premises hereby demised form part of a larger building and that the whole of the building of which the Demised Premises form part will be served by common drainage, water systems, as well as electrical systems and gas or other fuel systems and in the event that repairs are necessary to any of such systems in any portion of the entire building of which the Demised Premises form part, the Landlord’s servants or agents shall have reasonable access to the Demised Premises for the purpose of making the necessary repairs herein contemplated without liability for any disturbance, or business interruption which may be caused in so doing (provided the Landlord shall at its best efforts minimize disruption to the Tenant’s Business), and for greater certainty it is expressly agreed that if any of such common systems that have been damaged or shall have been inoperative by reason of negligence by the Tenant, its servants or agents, then the entire cost of repairing the same shall be borne by the Tenant;

Damage to Party Walls

v)

The Tenant acknowledges that one (1) or more of the walls of the Demised Premises are party walls which may be used as to the portion adjacent to the Demised Premises by the adjoining Tenant, or by the Landlord, and the Tenant covenants and agrees that as to any repairs required to the said party walls required to be made under the provisions of subparagraph 4(h) hereof, it will bear one-half (1/2) of the cost of such repairs, unless such repairs are necessitated wholly by reason of the negligence, acts or omissions of the Tenant or its servants or agents, in which event the Tenant shall be responsible for the entire cost of such repairs, and in the event that repairs are made necessary by reason of the negligence of the adjoining Tenants, then the cost of repairs shall not be borne by the Tenant, and the Tenant covenants that it will forthwith pay the cost of such repairs to the said party walls for which it is responsible hereunder forthwith upon receiving written demand therefor;

Loading and Unloading

w)

That all loading and unloading of merchandise, supplies, unloading materials, garbage, refuse and other chattels with the exception of the Tenant’s general office supplies shall be made only through or by means of the shipping doors, so designated by the Landlord; and

Harmonized Sales Tax

x)

To pay in addition to any payment required to be paid herein, any Harmonized sales tax value added tax or similar tax, exigible on such payment at the prescribed rate and in the prescribed manner.

Fixtures

5.

PROVIDED that the Tenant, when not in default hereunder, may remove its trade fixtures, provided that the Tenant shall not remove or carry away from the Demised Premises or common outside areas any plumbing, heating, ventilating or lighting equipment, wiring or electrical panels and services or other building services; provided the Tenant shall repair any damage occasioned by the installation or the removal of its fixtures.

Seizure and Bankruptcy

6.

PROVIDED that if the term hereby created or any of the goods and chattels of the Tenant shall be at any time be seized or taken in execution or in attachment by any creditor of the Tenant; or if without the consent of the Landlord, the Demised Premises shall become vacant or the Demised Premises shall not be used for a period of fifteen (15) days; or if a Writ of Execution shall issue against the goods or chattels of the Tenant; or if the Tenant shall execute and chattel mortgage or bill of sale of any of its goods or chattels other than in the ordinary course of its business; or any order is made for the winding up of the Tenant; or for the appointment of a receiver or receiver and manager; or if a receiver or manager is appointed pursuant to a mortgage, debenture or other encumbrance affecting the goods, chattels or other personal property of the Tenant; or if the Tenant shall make any assignment for the benefit of creditors or commit any other act of bankruptcy as defined in the Bankruptcy and Insolvency Act of Canada or any amendment thereto; or if a notice of intent and not disputed by the Tenant to realize on security is served on the Tenant pursuant to the Bankruptcy and Insolvency Act of Canada; or if the Tenant shall become insolvent , or shall take the benefit of any Act which may be in force for bankrupt or insolvent debtors; or shall attempt to abandon the Demised Premises or to sell or remove or dispose of its goods or chattels out of the ordinary course of business; or threaten any of the aforementioned acts; then the current month’s rent; together with the rent for the three (3) months next ensuing (and for the purposes hereof rent shall include all monies designated to be paid as additional rent, including, but without limiting the generality of the foregoing, against billing on account of taxes , insurance premiums and maintenance of the common outside areas and facilities) shall become due and payable on demand of the Landlord and the said term shall at the option of the Landlord forthwith become forfeited and determined. The Landlord may re-enter and take possession of the Demised Premises as though the Tenant, or any occupant or occupants of the Demised Premises was or were holding over after the expiration of the term without any right whatsoever, provided that no action by the Landlord in doing so shall be deemed to relieve the Tenant of its obligations for the payment of rent and additional rent or any other monies payable hereunder or for damages.

Distress

7.

Provided that in case of removal by the Tenant of its goods and chattels from the premises, the Landlord may follow the same for thirty (30) days, in the same manner as is provided for in the Landlord and Tenant Act; and notwithstanding anything contained in the Landlord and Tenant Act or any other statute or any other subsequent legislation, none of the goods or chattels of the Tenant at any time during the continuance of the term hereby created on the Demised Premises shall be exempt from levy by distress for rent in arrears, and that upon any claim being made for an exemption by the Tenant on a distress made by the Landlord this Covenant may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods, the Tenant waiving as it hereby does any exemptions from distress which might have accrued to the Tenant under the provisions of the Landlord and Tenant Act. Provided further that in the event of default, the Landlord may re-enter the premises by use of force or change the locks in order to affect a distress or to secure the Tenant’s property and the Tenant shall be hereby estopped from claiming an illegal distress by reason thereof.

Re-Entry

8.

In the event that the Tenant shall be in default of any of its covenants hereunder including the covenant of the Tenant to pay rent or additional rent (after 5 business days prior written notice from the Landlord delivered to the Tenant), the Landlord may at is option either enter into and upon the Demised Premises or any part thereof in the name of the whole and have again, repossess and enjoy the same as of its former estate and the said Lease shall thereupon terminate or itself take steps and do to or cause to be done such things as may be necessary to remedy and correct such defaults, or to re-let the same as agent of the Tenant and claim against the Tenant for damages suffered. Provided further that in the event that the Landlord shall be entitled to, and shall elect to make a re-entry as hereinbefore provided for, any re-entry or other action so taken shall not be deemed to relieve the Tenant of its obligation to pay rent and other monies payable as rent hereunder and such rent and other monies payable as rent in accordance with the provision hereof shall continue to accrue and be payable until such time as the Landlord is able to re-let the premises, or otherwise deal with the same in such manner that it shall not sustain any loss should the Tenant thereafter fail to pay the rent and other monies payable as rent or otherwise under this Lease. Provided further that in addition to all other rights hereby reserved to it, the Landlord shall have the right to re-enter the Demised Premises as the agent of the Tenant either by force or otherwise without being liable for any prosecution therefor, and to re-let the whole or any portion of the Demised Premises for any period equal to or greater or less than the remainder of the then current term of the Tenant and to receive the rent therefor, said rent to be any sum which it may deem reasonable, to any Tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate and in connection with any such lease, the Landlord may make such changes in the character of the improvements of the Demised Premises as the Landlord may determined to be appropriate or helpful in effecting such Lease; but in no event shall the Landlord be under any obligation to re-let the Demised Premises in whole or in part for any purpose which the Landlord may regard as injurious to the Demised Premises, or to any Tenant which the Landlord, in the exercise of reasonable discretion, shall deem to be objectionable and to apply any rent derived from so re-letting the Demised Premises upon account of the rent due hereunder, and the Tenant shall remain liable to the Landlord for the deficiency, if any, it being the intention hereof that nothing herein contained an no entry made by the Landlord hereunder shall in any way release the Tenant from the payment of the rent hereby reserved during the term hereof beyond such sum as may be realized by the Landlord by such re-letting or by the proceeds of any distress made by the Landlord against the Tenant; and provided that the Landlord shall not in any event be required to pay to the Tenant any surplus or any sums received by the Landlord against the Tenant; and provided that the Landlord shall not in any event be required to pay to the Tenant any surplus of any sums received by the Landlord on a re-letting of the Demised Premises in excess of the rent reserved hereunder.

Overholding

9.

PROVIDED that should the Tenant remain in possession of the Demised Premises after the termination of the original term hereby created, with the Landlord’s consent in writing, without other special agreement, it shall be as a monthly Tenant at a monthly base rental equal to the rental payable during the last month of the term hereof, plus an increase of eight percent (8%) compounded for each year of the most recently expired term of the Lease and such amount shall be payable on the first (1st) day of each and every month and subject in other respects to the terms of this Lease, including those provisions requiring the payments of additional rent in monthly installments. Provided if Tenant shall occupy the Demised Premises during any renewal term before the rental rate for such renewal period has been determined pursuant to the terms of the Lease, the Tenant shall pay rent at a rate estimated by the Landlord to be the rental payable during the last month hereof, plus an increase of eight percent (8%) compounded each year of the most recently expired term of the Lease and such amount shall be payable on the first (1st) day of each and every month and subject in other respects to the terms of this Lease, including those provisions requiring the payments of additional rent in monthly installments. Such payments shall be adjusted between the Landlord and the Tenant with fifteen (15) days of the date of the actual rate is determined.

Lessor’s Covenants

10.

THE Landlord COVENANTS WITH THE Tenant as follows:

Quiet Enjoyment

(a)

For quiet enjoyment; and

Right to Let

(b)

That the Landlord has in it good right, full power and absolute authority to let the Demised Premises with their appurtenances according to the true intent of the Indenture, and that it will execute such further assurances with respect thereto as may be reasonably required.

Damage and Destruction

11.

PROVIDED and it is hereby expressly agreed that if and whenever during the term hereby demise the building erected on the lands shall be destroyed or damaged by fire, lightening, tempest, or any of the perils insured against under the preceding provision hereof, then and in every such event:

(a)

If the damage or destruction is such that the building of which the Demised Premises forms part is rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy in and if in either even the damage, in the opinion of the Landlord, to be given to the Tenant within thirty (30) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the date the Landlord has given its opinion, then the Landlord or Tenant may within five (5) days next succeeding the giving of the Landlord’s opinion as aforesaid terminate this Lease by giving to the other Tenant in writing of such termination, in which event this Lease and the term hereby demised shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage; in the event that the Landlord does not so terminate this Lease, then the Landlord shall repair the said building with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling the Tenant to use and occupy the demised premise;

(b)

If the damage be such that the building of which the Demised Premises forms part is unfit for occupancy, or if it is impossible or unsafe to use or occupy it, but if in either event the damaged, in the opinion of the Landlord, to be given to the Tenant within thirty (30) days from the happening of such damage, can be repaired with reasonable diligence within one hundred and twenty (120) days, from the date the Landlord has given its opinion, then the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling the Tenant to use and occupy the said building and the Landlord shall repair the damage with all reasonable speed; and

(c)

If in the opinion of the Landlord the damage can be made good as aforesaid within one hundred and twenty (120) days from the date the Landlord has given its opinion, and the damage is such that the Demised Premises is capable of being partially used for the purpose for which it is hereby demised, then until such damage has been repaired the rent shall abate in the proportion that the part of the said Demised Premises which is rendered unfit for occupancy bears to the whole of the said Demised Premises and the Landlord shall repair the damage all reasonable speed.

Loss or Damage

12.

The Landlord, its contractors, agents and employees shall not be liable for any death, injury, or damage to property, consequential damages, economic loss or any claim or demand whatsoever suffered by the Tenant, its employees, agents, licenses, or invitees, occurring in or about the Demised Premises or the lands and Building unless such loss or damage resulted from a deliberate act, omission, or negligence of the Landlord, its contractors, agents or employees or other persons for whom it may be responsible. All property of the Tenant or others within the Demised Premises shall be at the risk of the Tenant only and the Landlord shall have no obligation with respect to security or protection of any such property. The Tenant will indemnify the Landlord and save it harmless from any and all losses or claims, actions, demands, liabilities, and expenses (including legal fees as between a solicitor and his own client) in connection with loss of life, personal injury and/or damage to the property arising out of any occurrence in or about the Demised Premises or the Lands and Building occasioned or caused wholly or in part by any act or omission of the Tenant or its invitees.

Right to Remedy Default

13.

IN THE EVENT that the Tenant shall make default in the payment of any sum required to be paid by it or shall make default in the performance of any covenant or the doing of anything required to be performed or done by it hereunder, then the Landlord shall have the right to pay any such sum in so default or to perform or do any such thing and such sums so paid or the costs for performing or doing such things, and in every such case, shall be deemed to be additional rent payable under the provisions of this Lease and the Landlord shall be entitled to charge all such sums or monies to the Tenant and the Tenant shall pay them forthwith on demand; and the Landlord, in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of all such sums or monies as it might have and take for the recovery of rent in arrears under the terms of this Lease. All arrears of rent and monies payable as rent or additional rent under the terms of this Lease which may be in arrears shall bear interest at the rate RBC Prime plus 5% at the time such arrears become due until paid to the Landlord. As security for the payment of rent and additional rent, the Tenant hereby grants the Landlord a security interest over its business undertaking, inventory and receivables and the Landlord shall have the rights of a secured party under the Personal Property Security Act in the event of a default. The Tenant consents to the registration of a Financing Statement under the said Act.

Landlord’s Right of Termination-Demolition Clause

14.

NOTWITHSTANDING anything contained in this Lease to the contrary, the Landlord shall be entitled to terminate this Lease during the period of the renewal term (per Schedule “A” Section 3) upon not less than six (6) months’ prior written notice to the Tenant in the event the Landlord undertakes or intends to undertake any redevelopment of the subject lands or buildings. The effective date of termination of this Lease (“Termination Date”) shall be specified by the Landlord in it’s notice of termination, which Termination Date shall in any event be a date which is not within the first six (6) months following the date of the giving of such notice of termination by the Landlord.

In the event the Landlord delivers such notice of termination as aforesaid, then in such event:

a)

The Tenant shall be entitled to occupy the Demised Premises during the period Commencing from and after the date of delivery by the Landlord of its notice of termination as aforesaid to the including the Termination Date.

b)

  The Tenant shall surrender and deliver up vacant possession of the Demised Premises to the Landlord on the termination Date, Leaving same in the state of Repair required pursuant to the terms of this Lease; and

c)

The Rent payable by the Tenant pursuant to this Lease shall be adjusted between.  The Landlord and the Tenant as of the Termination date.

It is further understood that Landlord’s right of termination will not be exercised by the Landlord prior to May 31, 2017.

Notice of Sale or Lease

15.

THE Landlord shall have the right at any time during the term hereby demised to place upon the Demised Premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the Tenant’s business, stating that the Demised Premises are for sale or lease, and at any time during the last six (6) months of the term (provided no renewal) that the Demised Premises are to let and the Tenant shall not remove such notices, or permit the same to be removed.

Improvement to Become Part of Premises

16.

ANY BUILDING, erection or improvement placed or erected in or upon the Demised Premises, or upon the lands which the Demised Premises are situate, apart from the Tenant’s trade fixtures, shall become a part thereof and shall not be removed, and shall, to the extent that the same are utilized by the Tenant, be subject to all of the provisions of this Lease. No building, erection or improvement shall be erected in or upon, or adjacent to the Demised Premises, or upon the lands upon which the Demised Premises are situate, without the prior written consent of the Landlord.

Further Assurances to Mortgage

17.

THE TENANT agrees that this lease is subordinate to the interests of any present or future mortgages of the Development. The Tenant covenants that it will, if and whenever reasonably required by the Landlord at the Tenant’s expense, consent to and become a party to any reasonable instrument relating to this Lease, including the delivery of statement as to the status of this Lease, which may be required by or on behalf of any mortgagee or insurer or other person, firm or corporation which may have or acquires an interest in the Demised Premises and in addition the Tenant shall execute such documents which may be necessary to cause this Lease to be subordinated to any incidental mortgage or charge against the lands and building of which the Demised Premises form part provided that the mortgagee consents to a non-disturbance provision as long as the Tenant is not in default of this lease.

Signs

18.

The tenant shall be allowed at its own expense to install suitable signage on the entrance doorway to the Demised Premises. The Tenant shall not erect or install any exterior signs without the previous written consent of the Landlord, which may not be unreasonably withheld. Provided that the Tenant shall be required to install lettering of a size, color, style and material, approved by the Landlord, on the standard sign panel, if any, installed by the Landlord. Such signings shall be affixed by the Landlord’s sign contractor, at the Tenant’s expense. The Tenant shall not use any advertising media that the Landlord shall deem objectionable to it or other Tenants such as loud speakers, phonographs, broadcasts, or telecasts in a manner to be heard or seen outside the Demised Premises. The Tenant shall not install any exterior lighting or plumbing fixtures, shades, awnings, exterior decorations or painting on building or any fence, aerial or make any change to the building front or rear without the previous written consent of the Landlord  . The Tenant shall indemnify and save harmless the Landlord from all claims, demands, loss or damage to any person or property arising out of or in any way caused by the erection, maintenance, or removal of any such sign, mast, aerial or their installations.

The Landlord has installed a roadside directory containing the names of some of the Tenants in the Development and the Tenants’ company name and municipal address on the main entrance screen of the Demised Premises and the Tenant covenants to pay to the Landlord upon receipt of a statement setting forth in reasonable detail the cost of such sign or signs, if installation has been requested by the Tenant.

Rules and Regulations

19.

(a)

The Tenant acknowledges and agrees that the Landlord shall have the right to promulgate reasonable rules and regulations copies of which shall be delivered to the Tenant to regulate the use of the common outside areas and facilities about the building of which the Demised Premises form part, provided that such restrictions shall not hinder the use of the Demised Premises by the Tenant and are not inconsistent with this Lease. The Tenant agrees that for its benefit and welfare, and for the benefit and welfare of Tenants occupying other units in the building and using the said common outside areas and facilities, such reasonable rules and regulations shall form part of this Lease and shall be binding upon the Tenant, provided that nothing herein contained shall require or be deemed to require the Landlord to promulgate any such rules or regulations or to regulate in any manner whatsoever the use of the common outside areas and facilities.

Use of Common Areas and Facilities

(b)

The Tenant, its employees, invitees and customers and persons connected with the Tenant (subject and except as in this Lease provided) as appurtenant to the Demised Premises during the term of this Lease and any renewal period thereof shall have the right in common with others entitled thereto from time to time to use the driveways, walkways, lawns, if any, ramps and other common outside areas and facilities in and about the Development hereof except parking areas as many from time to time be designated by the Landlord for the use of,  or benefit of, such person or others or areas designated for the purpose of ingress  and egress from the Demised Premises or other Demised Premises within the Development. The Tenant shall not unreasonably block or in any manner hinder the Landlord, other Tenants or persons claiming through or under them or any of them who may be who may be authorized by the landlord to utilize the common outside areas and facilities from so doing. The Landlord may in its discretion from time to time permit other Tenants to have the exclusive use of portions thereof provided such does not interfere with the Tenant’s access to Demised Premises. The manner in which the said outside areas and facilities shall be maintained shall be at the sole discretion of the Landlord provided that the said manner shall be reasonable and in keeping with the maintenance of a industrial premises having regard for the then age and nature of the said building; and

(c)

Subject as herein provided, the Landlord shall have the right to make such changes and improvements or authorizations as the Landlord may from time to time in its discretion determine in respect of the common outside ways, areas and facilities, or any part thereof.

Maintenance of Common Areas

20.

THE Landlord and any persons authorized by the Landlord shall have the right to install, maintain and/or repair pipes, wires, ducts or other installations in, under or through the Demised Premises, or in, under or through the common outside areas and facilities about the Demised Premises, for or in connection with the supply of any services to the Demised Premises or other premises in the building of which the Demised Premises form part, but nothing herein contained shall oblige the Landlord to make such installation or do such maintenance or effect such repairs. The Landlord shall make all such repairs as quickly as possible in such manner as to inconvenience the Tenant to the least possible extent, but the Landlord shall not be liable for any losses or damages which may be incurred by the Tenant as a result thereof.

Waiver Not Cumulative

21.

THE FAILURE of the Landlord to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed to be a waiver of any rights or remedies that the Landlord may have and shall not be deemed to be a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions. All rights and powers reserved to the Landlord hereunder may be exercised either by the Landlord or its agents or representatives from time to time and all such rights and powers shall be cumulative and not alternative.

Notices

22.

ANY NOTICE request or demand herein provided or permitted to be given by the Tenant to the Landlord at Landlord’s address shall be sufficiently given if delivered personally or if mailed in Ontario, postage prepaid, registered or delivered to the Landlord addressed to it at the Demised Premises: Any such notice given as aforesaid shall be conclusively deemed to have been given on the day on which such notice is delivered or the third (3rd) business day following the day upon which such notice is mailed, as the case may be. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice, and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder; The word “notice” in this paragraph shall be deemed to include any request, statement or other writing in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

Binding on Heirs, etc.

23.

THIS INDENTURE and everything herein contained shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns subject to the consent of the Landlord being obtained as hereinbefore provided to any assignment, sublease or parting with possession of the Demised Premises by the Tenant.

Marginal Notes

24.

The marginal notes contained in this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease not in any way affect this Lease.

Change in Definitions

25.

The Tenant agrees that if the Landlord shall elect to sell one (1) or more of the buildings now and hereafter located on the lands described the Development hereto, reference to the lands described in the Development shall be adjusted accordingly, provided the Tenant shall have reasonable ingress and egress and loading facilities for the purpose of carrying on the use of hereinbefore stated.

Liens

26.

If any construction or other liens or order for the payment of money shall be filed against the Demised Premises by reason of arising out of any labour or material furnished to the Tenant or to anyone claiming through the Tenant, the Tenant shall, with fifteen (15) days after notice to the Tenant of the filing thereof, cause the same to be discharged by bonding, deposit, payment, court order or otherwise. The Tenant shall defend all suits to enforce such lien, or orders, whether against the Tenant or the Landlord, at the Tenant’s sole expense. The Tenant hereby indemnifies the Landlord against any expense or damage as a result of such liens or orders.

No Registration

27.

That the Tenant shall not register this Lease in this form in the appropriate Land Registry Office but should the Tenant or Landlord request same then the parties hereto shall contemporaneously with the execution of this Lease execute a notice thereof solely for the purpose of supporting an application for registration of notice thereof, and such short form shall be in a form approved by the Landlord. The cost of preparation and registering such notice, if requested by the Tenant, shall be borne by the Tenant.

Re-Zoning, etc.

29.  The Tenant covenants that it will not oppose or cause to be opposed any application for additions to the buildings within the Development, changes of use permitted to all or any part of the buildings within the Development or changes of zoning concerning the lands on which the Development is situate, or any lands of the Landlord within a radius of one (1) mile of the building, which are instituted by the Landlord, provided the ability of the Tenant to use the Demised Premises for the purposes herein provided is not adversely affected thereby. Upon request of the Landlord, the Tenant shall execute a suitable acknowledgement

Currency

30.

Any payment required to be made by any provision of this Lease shall be made in lawful money of Canada.

Ontario Law

31.

This Lease shall be deemed to have been made in and shall be construed in accordance with the laws       of the Province of Ontario.

Joint and Several

32.

If two (2) or more individuals, corporations, partnerships, or other business associations [or any combination of two (2) more thereof] sign this Lease as the Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several.  In like manner, if the Tenant is a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

Parking

33.

The Tenant shall have the right to park or permit to be parked motor vehicles in such portions of the parking areas as the Landlord may designate or allocate to it, in the Landlord’s sole discretion; and the Tenant covenants that it will not use or permit to be used the said portion of the parking area in such a manner as to restrict the flow of traffic across the parking area and that it will not erect or permit to be erected any barrier across or adjacent to any part of such portion of the parking area.  Provided further that the Tenant, its servants, agents and employees will not use or cause to be used by it or on its account any parts of the said parking area other than those so designated or allocated to it, nor will it interfere in any way whatsoever with the use of the parking areas by the Landlord’s other Tenants.  Unless otherwise specifically provided herein, the Landlord does not guarantee to the Tenant the use of any specific number of parking spaces in the said parking areas.  Provided, however, the Landlord shall have the right to re-designate the parking spots or spots which have been given to the Tenant.

Refuse Collection

34.

The Landlord at is option may require the Tenant to either:

(a)

Store all refuse within the Demised Premises; or

(b)

Use of a common refuse bin to be serviced by disposal contractor, in which event, the Tenant shall pay as an additional rental each month, its proportionate estimated share of the cost of such private refuse pick up.  In the event the Landlord acting reasonably, determines that the amount of garbage being generated by the Tenant is greater than its proportionate share, the Landlord shall have the right to estimate and charge to the Tenant such larger cost as it reasonably attribute to the Tenant.

Process Standard and Regulations

35.

The Tenant covenants and agrees and warrants that its process shall meet all regulations and standards of the ministry of health, the Fire Department, the Landlord’s Insurer and any other municipal or government body having jurisdiction, with respect to its process.

Noise and Odor

36.

The Tenant covenants and agrees that no unreasonable noise, vibration, odours, water or fumes will emanate from the Unit and disturb Tenants of neighboring Units.  The Landlord shall be the sole arbiter and the determination of the Landlord shall be final as to whether any noise vibration, odors, water of fumes are emitting from the premises and disturbing neighboring Tenants.  Moreover, in the event any such disturbance is caused by the Tenant and is not remedied within seven (7) days of written notice by the Landlord, in addition to all of the other remedies set forth herein, the Landlord shall have the right to terminate to Lease without further notice and without further warning to the Tenant.

Chemicals and Foreign Substances

37.

The Tenant covenants and agrees not to allow any chemicals or foreign substances to flow into the sanitary or storm sewer drains.

Interpretation

38.

Unless the context otherwise required, the word “Lessor” whenever it is used herein shall be construed to include and mean the Landlord, its successors and/or assigns, and the word “Lessee” shall be construed to include and shall mean the Tenant, and the executors, administrators, successors, and/or assigns of the Tenant; the word “Lessee” and the personal pronoun “it” relating thereto and used therewith shall be read and construed as Tenants, and “his”, “her”, “its” or “their” respectively, as the number and gender of the party or parties referred to each require and the number of the verb agreeing therewith, shall be construed and agree with the said word or pronoun so substituted.

Schedules “A” & “B” form part of this Agreement

IN WITNESS WHEREOF the parties hereto have executed this Lease

OGEN INVESTMENTS INC.

Per:

         FRED GUTH

Authorized Signing Officer

478 Champagne Drive, Toronto, ON

SIGNED, SEALED AND DELIVERED

 NANO ESSENTIALS INC.

In the presence of

)

)

)

Per:

_______________________________

)

          Authorized Signing Officer                                                     Witness          )            33 Harbour Square # 2409, Toronto, ON

)

 Per:

                                                                                        Authorized Signing Officer

SCHEDULE “A”

Where there is an inconsistency between the provision of this Schedule “A”  and the main body of the lease, the provision of Schedule “A” shall apply.

1.

LEASED PREMISES

The Tenant will have the use of existing heating, ventilation, and air conditioning equipment. Landlord warrants all heating and cooling, electrical, plumbing, ventilation and mechanical servicing the Premises will be in a good state of repair and working order at the commencement of the Term of the Lease, and shall be maintained by the Landlord acting reasonably and all such maintenance and replacement costs are deemed to be included in the Rent.

The Tenant acknowledges that light bulb replacement costs are deemed to be excluded from the Rent and are the responsibility of the Tenant.

2.

TENANT’S WORK

The Tenant is permitted to perform future alterations to the Premises provided the Tenant receives prior written permission from the Landlord, or his designated architect, provided that all work meets government regulations with such permission not to be unreasonably withheld. The Landlord shall respond to such requests within ten (10) business days of submission of proposals by the Tenant. On expiration of the Lease, the Tenant will at the request of the Landlord, remove any of its leasehold improvements.

3.

OPTION TO RENEW

The Tenant shall have the option to renew the Lease at the expiration of the initial Term for one (1) further five (5) year term (the “Renewal Term”) on the terms and conditions set out in the lease provided that;

(a)

the Tenant has continuously adhered to all terms and conditions of the Lease and is not and has not throughout the Term been in uncorrected default thereunder;

(b)

Tenant has delivered a written request for renewal to Landlord not less than six (6) months prior the end of Term;

(c)

Rent payable by the Tenant for the Renewal Term shall be at the then-market rate or if the Landlord and Tenant cannot agree, as determined by arbitration under the Arbitration Act (Ontario), but in no event shall the Rent be less than the last year of the original Term; and

(d)

Tenant shall have no further right of renewal. If Tenant fails to exercise its option for renewal of the Lease within the time and in the manner as aforesaid, this option shall be null and void.

4.

LANDLORD’S WORK-COMPLETED AS OF DATE OF THIS LEASE

The Tenant shall accept the premises as an “as is” basis with the exception of the following Landlord’s work. The Landlord shall at the Landlord’s expense provide the following leasehold improvements to meet the minimum building code standards:

a)

Demolition and removal of walls and installation of new walls completed to code in accordance to the floor plan in Schedule ‘A’ attached;

b)

Remove and dispose floor carpeting in Units 488-492 Champagne Drive as indicated in  Schedule ‘A’ and replace with vinyl floor tiles in a colour of the Tenant’s choice from the Landlord’s standard samples several rooms in accordance to the floor plan in Schedule ‘A’ attached;

c)

Steam clean all remaining floor carpeting as indicated in Schedule ‘A” attached;

d)

Replace any stained, damaged or discoloured ceiling tiles;

e)

Install additional sinks (sinks to be supplied by the Tenant in areas according to Schedule ‘A’ attached;

f)

Create a doorway (pass-through) between units 490 and 492 in accordance to the floor plan in Schedule ‘A’ attached.

g)

Tape, plaster, sand (all where necessary) and paint the entire Demised Premises in a colour of the Tenant’s choice from the Landlord’s standard samples;

h)

Repair/replace all non-working light tubes, bulbs and fixtures.

SCHEDULE “B”

RULES AND REGULATIONS

1.

The Tenant shall no perform any acts or carry on any practice which may injure the common outside areas and facilities or be a nuisance to any other Tenant of the premises situated in the Development.

2.

The Tenant shall not burn any trash or garbage in or about the Demised Premises or anywhere within the confines of the Development.

3.

The Tenant shall not keep or display any merchandise on or otherwise obstruct the sidewalks, malls, driveways, or other common outside areas adjacent to the Demised Premises not block the aisles in the parking and shipping areas.

4.

The Tenant shall not overload any floor of the Demised Premises.

5.

The Tenant shall at all times keep the Demised Premises in a clean and sanitary condition in accordance with the laws and direction, rules and regulations of any Governmental or Municipal agency having jurisdiction.

6.

At the commencement and through the term of this Lease, the Tenant shall at the expense of the Tenant, supply and install all light bulbs and tubes and maintain all necessary lighting fixtures.

7.

The Tenant shall not grant any concessions, licenses or permission to any third (3rd) parties to sell or take orders for merchandise or services in the Demised Premises without the prior written approval of the Landlord.

8.

The Landlord may from time to time pass rules with respect to regulating parking. The Tenant shall, upon written notice from the landlord within five (5) days furnish the Landlord with the current Provincial License Number of any vehicles owned or used by the employees of the Tenant. The Landlord may from time to time designate an employee area that may be used by all Tenants and their employees and agents.

9.

For the benefit and welfare of all or any Tenants of the premises in the Development as it may exist from time to time, the Landlord shall have the right to issue further Rules and Regulations shall thereupon be binding upon the Tenant. Provided that any such Rule or Regulation is not detrimental to the Tenant.